UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 19, 2019

NTN BUZZTIME, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Aston Ave., Suite 100
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 438-7400

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.

On March 20, 2019, we issued a press release announcing our financial results for the three and twelve months ended December 31, 2018. The press release is furnished as Exhibit 99.1.

The information set forth under this Item 2.02 and in Exhibit 99.1 is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934 and is not to be incorporated by reference into any filing of the registrant under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2019, the Nominating and Corporate Governance/Compensation Committee (the “Committee”) of our Board of Directors adopted the NTN Buzztime, Inc. Executive Incentive Plan for Eligible Employees of NTN Buzztime, Inc. Fiscal Year 2019 (the “2019 Plan”). The 2019 Plan provides for performance-based, at-risk compensation.

The 2019 Plan period is from January 1, 2019 to December 31, 2019. The Committee will administer and interpret the 2019 Plan. The 2019 Plan participants include those individuals with the title of Chief Executive Officer, Chief Financial Officer, and VP of Finance (as Chief Accounting Officer), and any individual who we hire, promote or transfer to an executive level position, as determined by the Committee, during 2019. Individuals who are eligible to participate in the 2019 Plan must be employed by us on or before October 1, 2019, on active, full-time, paid status, and must not be a participant in any of our other incentive compensation programs. Any individual who becomes eligible to participate in the 2019 Plan after January 1, 2019 (either through new hire, promotion or transfer) will be eligible to earn incentive compensation under the 2019 Plan on a prorated basis.

The 2019 Plan participants will be eligible to earn incentive compensation based on the level of achievement of the following performance measures:

●	targeted earnings before interest, tax, depreciation and amortization (EBITDA), as approved by the Committee (weighted up to 10%);

●	targeted revenue, as approved by the Committee (weighted up to 15%); and

●	certain strategic milestones, as evaluated and approved by the Committee (weighted up to 75%).

Each 2019 Plan participant will have a target payout amount, based on a percentage of his or her annual base salary (excluding benefits) as of December 31, 2019, that is assigned according to such participant’s position and job level. The target payout amounts for current 2019 Plan participants are: Chief Executive Officer—75%; Chief Financial Officer and Executive Vice President—50%; and VP of Finance (as Chief Accounting Officer)—10%.

The Committee will determine the achievement level of the performance measures and the actual incentive payout amount awarded to a participant. If the performance measures are exceeded, the Committee, in its sole discretion, may choose to pay out a larger pool amount. The Committee’s determination will be made as soon as practicable following December 31, 2019. Subject to the other terms of the 2019 Plan, the incentive payout, if any, will be paid at the discretion and in the sole determination of the Committee, either in (i) cash, (ii) shares of our common stock issued under the NTN Buzztime, Inc. Amended 2010 Performance Incentive Plan or any successor long-term incentive plan, or (iii) any combination of (i) and (ii). Such payment will be made within 30 days after the date we receive our independent auditor’s report on our annual financial statements for 2019, but no later than March 15, 2020.

The table below sets out the target payout amount for each of our named executive officers under the 2019 Plan, assuming all performance measures are achieved at a rate of 100%:

Named Executive Officer	Target Payout Amount ($)
Ram Krishnan, Chief Executive Officer	262,500
Allen Wolff, Chief Financial Officer and Executive Vice President	132,500
Sandra Gurrola, Vice President of Finance	17,500

In order for a participant to earn and receive any incentive payout under the 2019 Plan, the Committee must have approved such incentive payout as evidenced in the Committee meeting minutes and the participant must be employed by us on the payout date.

The 2019 Plan may be amended, modified or terminated at any time at the discretion of the Committee with or without advance notice. If the 2019 Plan is amended prior to the end of the plan period, participants will be paid according to any amending or terminating documents. The 2019 Plan will automatically terminate at the end of the plan period, except that the payout provisions will continue in effect until satisfied.

The foregoing summary description of the 2019 Plan does not purport to be complete and is qualified in its entirety by reference to the 2019 Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	The NTN Buzztime, Inc. Executive Incentive Plan for Eligible Employees of NTN Buzztime, Inc. Fiscal Year 2019 dated March 19, 2019.

99.1	Press Release of NTN Buzztime, Inc. dated March 20, 2019 (financial results for the three and twelve months ended December 31, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

Date: March 20, 2019	By:	/s/ Allen Wolff
Allen Wolff
Chief Financial Officer